Exhibit 10.2
EVOFEM BIOSCIENCES, INC.

LETTER AGREEMENT

, 2019

Dear Warrant Holders,

Evofem Biosciences, Inc. (“Evofem”) understands that you are the beneficial owner of, and your designated nominee (holding assets on trust for your benefit) is the legal owner of, one or more Warrants to purchase Common Stock as identified on Schedule A hereto (the “Merger Warrants”) and Schedule B hereto (the “Public Offering Warrants”; collectively, the “Warrants”; and each such Warrant holder, a “Warrant Holder”). The Merger Warrants were issued pursuant to that certain Agreement and Plan of Merger and Reorganization, dated October 17, 2017 and the Public Offering Warrants were issued pursuant to that certain Underwriting Agreement, dated as of May 22, 2018 (the “Underwriting Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Underwriting Agreement and the Warrants. Evofem desires that you exercise your Warrants in order to generate cash funds for Evofem. To accomplish that, Evofem is willing to reduce the Exercise Price of the Warrants and issue additional warrants to purchase Common Stock to the Warrant Holders as an inducement to presently exercise their Warrant(s).

Evofem hereby temporarily allows the Warrants to be exercised in full for an Exercise Price equal to $[____]1. The reduction of the Exercise Price shall be effective only from the date hereof (the “Effective Date”) through 5:00 P.M. Eastern Standard Time on [____], 2019, three (3) Trading Days hereafter (the “End Date”). During that time the Warrants will be able to be exercised in full on the preferential terms described in this Letter Agreement on a cash only basis pursuant to the terms and conditions set forth in the Warrants. If the Warrants are not exercised in full pursuant to the terms of this Letter Agreement prior to the End Date, then this Letter Agreement shall no longer apply, no Reload Warrants (as defined below) will be issued to the Warrant Holders, and the Warrants will continue to be exercisable in accordance with their current terms.

In addition to the potential reduction of the Exercise Price, the Warrant Holders of the Warrants identified on Schedules A and B will receive (i) a warrant to purchase shares of Common Stock in substantially the form attached hereto as Exhibit A (the “Reload Warrant”) equal to fifty percent (50%) of the Warrant Shares listed next to such Warrant Holder’s name on Schedules A and B upon exercise of the Warrant prior to the End Date and (ii) one share of Common Stock to be issued as a unit with each such warrant described in item (i) above (the “Voting Share”). The Warrants, Voting Share, Reload Warrant and the shares of Common Stock issuable upon the exercise thereof shall collectively be referred to herein as the “Securities”.

The Warrant Shares issuable upon exercise of the Warrants or the resale of the shares of Common Stock issuable upon exercise of such Warrants are presently registered or registerable pursuant to registration statements filed by the Company.

The Reload Warrant will be delivered after the exercise of a Warrant. Unless otherwise directed by the Warrant Holder, the Reload Warrants will be issed to and registered in the name of the respective Warrant Holders’ nominees as identified on Schedules A and B. The Reload Warrant will be deemed issued pursuant to this Letter Agreement, and each Warrant Holder, severally for itself and for no other Warrant Holder, hereby warrants as of the Effective Date and as of the End Date to Evofem as follows:

[1] Note: Price to equal a 20% discount to the closing price as reported by the Nasdaq Capital Market on the date of this Letter Agreement.

(a)    Organization; Authority. Such Warrant Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Letter Agreement and performance by such Warrant Holder of the transactions contemplated by this Letter Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Warrant Holder. This Letter Agreement and any corresponding documents to which the Warrant Holder is a party has been duly executed by such Warrant Holder, and when delivered by such Warrant Holder in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of such Warrant Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    Own Account. Such Warrant Holder understands that the Reload Warrant and the shares of Common Stock issuable upon the exercise thereof (collectively, the “Reload Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Reload Securities as principal for its own account and not with a view to or for distributing or reselling such Reload Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Reload Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Reload Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Warrant Holder’s right to sell the Reload Securities in compliance with applicable federal and state securities laws). Such Warrant Holder is acquiring the Reload Securities hereunder in the ordinary course of its business.

(c)    Warrant Holder Status. At the time such Warrant Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or Reload Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)    Experience of Such Warrant Holder. Such Warrant Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Warrant Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Warrant Holder and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of Evofem, and materials relating to the offer and sale of the Securities, that have been requested by such Warrant Holder or its advisors, if any. Such Warrant Holder acknowledges and understands that its investment in the Securities involves a significant degree of risk.

(e)    General Solicitation. Such Warrant Holder is not purchasing or acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Warrant Holder’s knowledge, any other general solicitation or general advertisement.

(f)    Access to Information. Such Warrant Holder acknowledges that it has had the opportunity to review this Letter Agreement, the Reload Warrant and Evofem’s reports filed pursuant to the Exchange Act of 1934, as amended, with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Evofem concerning the terms and conditions herein and the merits and risks of investing in the Securities; (ii) access to information about Evofem and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Evofem possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

[Signature Page to Follow]

If this proposal is acceptable to you, please indicate your consent below and return this Letter Agreement to Evofem electronically.

Very truly yours,

Evofem Biosciences, Inc.

By:
Justin J. File, Chief Financial Officer

Consented and Agreed by Warrant Holders:

By:

SCHEDULE A

Beneficial WARRANT HOLDER	LEGAL WARRANT HOLDER (NOMINEE/DESIGNEE)	NUMBER OF WARRANT SHARES ISSUABLE UPON CASH EXERCISE OF WARRANT

SCHEDULE B

Beneficial WARRANT HOLDER	LEGAL WARRANT HOLDER (NOMINEE/DESIGNEE)	NUMBER OF WARRANT SHARES ISSUABLE UPON CASH EXERCISE OF WARRANT

EXHIBIT A

FORM OF RELOAD WARRANT